UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2014

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01.  Regulation FD Disclosure.
On June 4, 2014, LMI Aerospace, Inc. (the “Company”) announced its intention to offer $250 million in aggregate principal amount of second-priority senior secured notes due 2019 (the “Notes”). The Notes will be the senior secured obligations of the Company and will be guaranteed by the Company’s existing and future wholly-owned subsidiaries. The Company expects to secure a new senior secured revolving credit facility for up to $90 million commensurate with the offering (the “New Revolving Credit Facility”).
The Company intends to use the net proceeds of the offering, together with borrowings under the New Revolving Credit Facility, to repay the full amounts outstanding under its existing revolving credit facility and term loan B facility and for related fees and expenses.

The Notes will be issued through a private placement and resold by initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S. The Notes will not be registered under the Securities Act and cannot be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This does not constitute an offer to sell or the solicitation of an offer to buy any security in any jurisdiction in which such offer or sale would be unlawful.

On June 4, 2014, the Company issued a press release announcing the proposed offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this Current Report on Form 8-K includes statements that may constitute “forward looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other factors, including the contemplated size of the offering of the Notes, possible completion of the offering of the Notes, the prospective impact of the offering of the Notes and plans to repay existing indebtedness (including the terms and success of such repayment), which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors that could cause the statements made in this Form 8-K or the actual results of operations or financial condition of the Company to differ include, without limitation, that the Note offering is subject to market conditions and a number of other conditions and approvals and the final terms may vary substantially as a result of market and other conditions. Other important factors are discussed under the caption “Forward-Looking Statements” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Certain Information

Attached as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K, and incorporated herein by reference, are the investor presentation materials and selected portions of information from an offering memorandum, respectively, that the Company expects to disclose to investors in connection with the proposed private placement (collectively, the “Disclosure Materials”). There can be no assurance that the offering of the Notes will be completed as described in the Disclosure Materials or at all.

The information in this Current Report on Form 8-K, including, without limitation, Exhibits 99.1, 99.2 and 99.3, being furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.
See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 4, 2014

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company, dated June 4, 2014, announcing the proposed offering of Notes.

99.2	Investor presentation materials the Company expects to disclose to investors in connection with its proposed private placement.

99.3	Selected portions of information from an offering memorandum that the Company expects to disclose to investors in connection with its proposed private placement.